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                                                        EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

Our report on our audit of the financial statements of Manhattan Pharmaceuticals, Inc. (a development stage company) as of December 31, 2001 and the related statements of operations, changes in stockholders' deficiency and cash flows for the period from August 6, 2001 (date of inception) to December 31, 2001, included in this Form 8-K/A, is dated November 1, 2002 and contains an explanatory paragraph relating to the ability of the Company to continue as a going concern. We consent to the incorporation by reference of our report in the following Registration Statements previously filed by Manhattan Pharmaceuticals, Inc. (formerly Atlantic Technology Ventures, Inc.) with the Securities and Exchange Commission pursuant to the Securities Act of 1933: the Registration Statements on Forms S-3 with SEC File Nos. 333-34379, 333-35079, 333-65393,
333-40916, 333-49036 and 333-57550 and the Registration Statements on Forms S-8 with SEC file Nos. 333-15807 and 333-48531.


                                          /s/ WEINBERG & COMPANY, P.A.

                                              WEINBERG & COMPANY, P.A.
                                              Certified Public Accountants

Boca Raton, Florida
May 9, 2003